UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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NorthStar Asset Management Group Inc.
(Name of Registrant as Specified In Its Charter)

N/A
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NORTHSTAR RESPONDS TO LAND AND BUILDINGS

New York, NY — March 1, 2016 — NorthStar Asset Management Group Inc. (NYSE: NSAM) (“NorthStar” or “NSAM”) today responded to a public letter from Land and Buildings Investment Management LLC (“L&B”).

As announced on January 11th, the NSAM Board of Directors which consists of eight directors, six of whom are independent, began a process with the support of outside financial and legal advisors to explore strategic alternatives.  That process is well underway and includes three NSAM independent directors who are not on the board of directors of NorthStar Realty Finance Corp. (“NRF”).  These three independent directors have engaged separate independent legal advisors to bolster a process focused on maximizing shareholder value.

Consistent with best practice, NSAM has provided an appropriate level of disclosure to investors and strongly believes that any additional disclosure at this time could harm the process and undermine shareholders’ interests.

Further, the letter from L&B contains significant factual errors and is merely an attention-grabbing tactic for an ill-conceived proxy campaign.  For example, L&B grossly overstates the amounts involved under a potential recombination with NRF and further falsely implies that a recombination transaction would trigger cash severance payments.

The Board and management have always remained focused on maximizing the value of the Company.  We intend to move expeditiously towards a result that is in the best interest of all shareholders and will not be distracted by L&B.

About NorthStar Asset Management Group

NorthStar Asset Management Group Inc. (NYSE: NSAM) is a global asset management firm focused on strategically managing real estate and other investment platforms in the United States and internationally. For more information about NorthStar Asset Management Group Inc., please visit www.nsamgroup.com.

Important Additional Information and Where to Find It

NorthStar intends to file a proxy statement, together with a WHITE proxy card, on Schedule 14A and other relevant documents with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2016 Annual Meeting of Stockholders. STOCKHOLDERS ARE STRONGLY ADVISED TO READ NORTHSTAR’S 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the 2016 proxy statement, any amendments or supplements to the proxy statement and other documents that NorthStar files with the SEC from the SEC’s website at www.sec.gov or NorthStar’s website (www.nsamgroup.com) in the “Investor Relations” section as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Proxy Solicitation

NorthStar and its directors and officers may be deemed to be participants in the solicitation of proxies from NorthStar stockholders in connection with the matters to be considered at NorthStar’s 2016 Annual Meeting of Stockholders.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with NorthStar’s 2016 Annual Meeting of Stockholders, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, will be set forth in NorthStar’s proxy statement for the 2016 Annual Meeting of Stockholders and the other relevant documents to be filed with the SEC.

Forward Looking Statements

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of NorthStar Asset Management Group Inc.’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contacts

NorthStar Asset Management

Investor Relations, Joseph Calabrese, 212-827-3772

Sard Verbinnen & Co

Hugh Burns / Mark Harnett, 212-687-8080